Vantage Health Names Dr. Steven R. Steinhubl, Director of Digital Medicine at Scripps Translational Science Institute, New Chairman of the Board

Redwood City, CA – September 23, 2014 – Vantage Health Inc., (OTCQB: VNTH) (“Vantage Health”) or (the “Company”) today announced the appointment of Steven R. Steinhubl, M.D. as chairman of the board. Dr. Steinhubl replaces interim chairman, Dr. Kevin Buckman who will remain with the company in an advisory capacity.

Dr. Steinhubl is director of digital medicine at the Scripps Translational Science Institute, and a practicing cardiologist at the integrated Scripps Health system, both in San Diego. Dr. Steinhubl is working to lead the clinical transformation of healthcare by enabling the evidence driven adoption of mobile health technologies through the design and management of pragmatic clinical trials.

Before joining Scripps Health, Dr. Steinhubl, a cardiologist, clinical researcher and former pharmaceutical company executive, served as director of cardiovascular wellness and a clinician-scientist at the Geisinger Health System based in Danville, PA.

Among his many accolades with over 25 years in medicine, Dr. Steinhubl served in the U.S. Air Force from 1991-2002 as a staff internist in Alaska and afterwards as a Lt. Colonel staff cardiologist, Lackland Air Force Base, Texas. He has led many funded research projects and trials in the areas of cardiovascular science. His copious works in medical research and cardiology have been published over 400 abstracts, peer-reviewed manuscripts and book chapters.

He held several academic positions, starting as an Assistant Professor of Medicine from 1998-2008 at Wilford Hall Medical Center, Lackland Air Force Base, TX, Associate Professor at University of North Carolina and University of Kentucky, and now a Professor at Scripps Translational Science Institute.

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Dr. Steinhubl attended Purdue University earning a B.S. in Chemical Engineering; Georgetown University with a M.S. in Physiology and attended St Louis University School of Medicine where he graduated Cum Laude in 1988. He continued post doctorate training in Internal Medicine completing his internship and residency at David Grant Medical Center in conjunction with University of California, Davis School of Medicine and Fellowship training in Cardiology and Interventional Cardiology at the Cleveland Clinic.

About Vantage Health Inc.

Vantage Health Inc. - a mobile health technology company - is developing personalized and point-of-care screening using Apps based upon chemical sensing residing within a Bluetooth device that works with any smartphone. With its foundations in advanced nanotechnology, the company’s first product, the Vantage Health Sensor, which is in development, is the convergence of nano-electronics, bio-informatics, and wireless technology to create the next generation mobile health application. The first mobile App is expected to be for lung cancer screening with additional mobile healthcare Apps in the planning stages. The company has offices in Redwood City, CA and New York. For more information, please visit http://www.vantagehealthinc.com

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. Such forward-looking statements may also include statements, among other things, concerning the efficacy, safety and intended utilization of Vantage’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include, among others, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, Vantage may not obtain approval to market its product candidates, or outside financing may not be available to meet capital requirements. These forward-looking statements are based on our current expectations. We caution that all forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee.

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For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Annual Report on Form 10-K and other periodic and other filings Vantage files with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Vantage assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors:

CSIR Group, LLC.

Christine Petraglia

212-386-7082

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